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                                                                   EXHIBIT 10.39

                             FIRST AMENDMENT TO THE
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to the Amended and Restated Employment Agreement (the "Agreement") by and between F.Y.I. Incorporated, a Delaware corporation (the "Company"), and Ed H. Bowman, Jr. ("Employee") is hereby entered into and effective as of March 5, 1998.


         Paragraph 2(c)(x) is hereby amended and restated as follows:

         2. Compensation. For all services rendered by Employee, the Company shall compensate Employee as follows:

         (c) Executive Perquisites, Benefits and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

                 (x) The Company shall provide Employee with additional warrants (the "Additional Warrants") to acquire (i) 50,000 shares of Common Stock of the Company at an exercise price equal to $20.00 per share at such time as the Common Stock has closed at or above $20.00 per share for five consecutive days. The Company shall provide Employee with additional options (the "Additional Options") to acquire
         (i) 50,000 shares of Common Stock of the Company at an exercise price equal to $25.00 per share at such time as the Common Stock has closed at or above $25.00 per share for five consecutive days; and (ii) 50,000 shares of Common Stock of the Company at an exercise price equal to $35.00 per share as of March 5, 1998. The Additional Warrants and the Additional Options shall become exercisable as to 50% of the underlying shares of Common Stock on the first anniversary of their issuance and as to the remaining 50% of the shares on the second anniversary of their issuance. The Additional Warrants expire on the fifth anniversary of the initial exercise date. The Additional Options shall expire on the tenth anniversary of the date of grant. Upon the grant of the Additional Warrants and the Additional Options, Employee may exercise the Additional Options until they expire.

Dated: March 5, 1998

                                     EMPLOYEE:


                                     /s/ ED H. BOWMAN, JR.
                                     ---------------------------------
                                     Ed H. Bowman, Jr.

                                     F.Y.I. INCORPORATED


                                     By: /s/ THOMAS C. WALKER
                                        ------------------------------
                                     Title: Chairman and Chief
                                            Development Officer